CLYDE BAILEY P.C.
_________________________________________________________________
                                      Certified Public Accountant
                                         10924 Vance Jackson #404
                                         San Antonio, Texas 78230
                                             (210) 699-1287(ofc.)
                             (888) 699-1287  (210) 691-2911 (fax)

                                                          Member:
                                      American Institute of CPA's
                                           Texas Society of CPA's
January 13, 2005


I consent to the use, of my report dated April 21, 2004, in the Form 10SB12G, on the financial statements of Siam Imports, Inc., dated December 31, 2003, included herein and to the reference made to me.


Clyde Bailey P.C.
San Antonio, Texas